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                                  EXHIBIT 10.27
                      SECOND AMENDED AND RESTATED AGREEMENT

         This Agreement is made as of the 1st day of November, 1998, executed the seventh day of May, 1999, by and between GC COMPANIES, INC. (the "Company") and PAUL R. DEL ROSSI (the "Executive").

                                   WITNESSETH:

         WHEREAS, the Executive is employed by the Company as Chairman of its wholly owned subsidiary, General Cinema International, Inc. ("General Cinema"); and

         WHEREAS, the Executive and the Company were parties to an Agreement dated as of December 14, 1993, pursuant to which the Executive is continuing his employment with the Company, which was amended and restated as of November 1, 1997 (the "Original Agreement"); and

         WHEREAS, General Cinema and Hoyts Cinemas Limited have formed a joint venture in South America known as Hoyts General Cinema South America, Inc. ("HGCSA"); and

         WHEREAS, the Company and the Executive desire that the Executive be assigned to HGCSA as Chairman and to perform such other duties for the Company as contemplated herein; and

         WHEREAS, the Company wishes to provide for the continued employment of the Executive and to provide an incentive for him to stay with the Company; and

         WHEREAS, the parties have agreed to renegotiate the terms of the Executive's employment and to set forth those terms in this Agreement, which amends and restates in its entirety the Original Agreement between the parties with respect thereto.

         NOW, THEREFORE, in consideration of the parties, and for other good and lawful consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

         1.       EMPLOYMENT.

                  a. The Company hereby employs the Executive, as Chairman of General Cinema International, Inc., through October 31, 2003. The Executive shall be assigned to HGCSA as Chairman thereof, and shall spend at least 75% of his time on HGCSA business from the date hereof through October 31, 2003. With respect to all matters relating to HGCSA, the Executive shall report to the Board of Directors of HGCSA.

                  b. In connection with matters not involving HGCSA, which shall not exceed 25% of the Executive's time through October 31, 2003, the Executive shall report directly to the Company's President, shall participate in the management of the Company's affairs as directed by the President of the Company, it being intended that the Executive participate in or manage General Cinema's other international activities, and shall have such other and additional duties of an executive nature as may be specified from time to time by the President of the Company.

                  c. The Executive will be based in Boston, Massachusetts. However, until HGCSA employs a Chief Executive Officer in Buenos Aires, Argentina, the Executive will be required to spend a substantial portion of his time in South America and traveling within the United States and elsewhere on behalf of HGCSA. The Executive acknowledges that the time spent in South America and traveling on behalf of HGCSA will require a minimum of 80 days per contract year.

         2. TERM. The Executive's employment under this Agreement shall commence on November 1, 1998, and shall continue until October 31, 2003. This Agreement may otherwise be terminated only in accordance with the


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                  provisions of Section 7 of this Agreement.

         3. DUTIES. The Executive shall serve the Company and HGCSA and act in all respects as a "good employee" and representative of the affairs of the Company and HGCSA. The Executive agrees to use his best efforts to promote and advance the interests of the Company and HGCSA, and, in particular, to increase the profits and value thereof.

         4.       COMPENSATION.

                  a. For services rendered under this Agreement, the Executive's salary shall be $375,000 ("Base Salary") per annum through October 31, 2000. From November 1, 2000 through October 31, 2002, the Executive's salary shall be $237,500 ("Base Salary") per annum for 1,000 hours ("Base Hours") of work per year. If the Company requires the Executive to work in excess of 1,000 hours during either such year, the Executive shall perform additional hours of work as requested and the Company shall pay to the Executive additional salary for such year at a rate equal to $600 per hour for each hour worked for the first 208 hours in excess of the Base Hours, and then $300 per hour thereafter during such year. The Executive's salary shall be $150,000 per annum from November 1, 2002 through the end of the term hereof (the "Final Year"); provided, however, that the parties agree to negotiate in good faith a new base salary for such Final Year if the Company requests the Executive to work substantially more hours than in the prior year. All salary shall be payable in equal installments paid not less than twice monthly during the term of this Agreement with any additional compensation owed for work in excess of the Base Hours payable at the end of each fiscal quarter in which such excess hours were incurred.

                  b. In addition to the above salary, the Executive shall be eligible in each year during the term of this Agreement, other than the Final Year, to receive annual bonuses in each year during the term of this Agreement, of up to fifty percent (50%) of Base Salary based on performance against specific assessment criteria established by the Board of Directors of HGCSA, with 50% of bonus potential tied to meeting specific financial objectives of HGCSA and 50% of bonus potential tied to specific individual goals and objectives established by the Board of Directors of HGCSA. A key goal of the initial individual portion of the bonus will be tied to identifying and hiring a Chief Executive Officer for HGCSA within the time frame established by the HGCSA Board of Directors.

         5. LONG TERM INCENTIVE COMPENSATION. In addition to the above salary and bonus, the Executive shall participate in a Long Term Incentive Compensation Plan (the "LTIP") to be established by the Board of Directors of HGCSA outlined in
                  Schedule 1, it being understood that the obligation with respect to this Long Term Incentive Compensation Plan is solely an obligation of HGCSA and not the Company, and that the terms and conditions thereof are solely governed by the terms of such Plan, notwithstanding any other provision of this Agreement.

         6. ADDITIONAL ARRANGEMENTS; FRINGE BENEFITS. In addition to the salary and bonus referred to under Section 4 hereof, the Company will provide the following for and on behalf of the
                  Executive:

                  a. The Executive shall not be eligible for stock option grants by the Company;

                  b. Upon the Executive's retirement, the Executive shall be entitled to retirement benefits under the Company's Retirement Plan in a lump sum or monthly benefit amounts, at the Executive's option based upon the Executive's age at retirement in accordance with the provisions of such plan;

                  c. In lieu of benefits that the Executive is now entitled to or would become entitled to through the term hereof under the Company's Supplemental Executive Retirement Plan, as of November 1, 1998 and on each October 31 thereafter through October 31, 2002, the Company shall pay $181,500 per year (less any applicable withholding taxes that the Company is required by law to withhold) to an irrevocable trust created by the Executive for the benefit of such beneficiaries as he shall determine;

                  d. Up to age 65, the Executive will receive family health insurance coverage pursuant to the Company's

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                           Executive Medical insurance plan or plans maintained
                           by the Company. Through October 31, 2003, the Executive shall receive Group Term Life Insurance coverage in accordance with the Company's basic plan (which currently provides a death benefit equal to one and one-half times base salary). Throughout the term hereof, the Executive may participate in the Company's Key Executive Deferred Compensation Plan in accordance with its terms, and the Executive shall be entitled to all other employee fringe benefits generally afforded to a Vice President of the Company.

         7. EXPENSE REIMBURSEMENT. The Executive shall be reimbursed for all reasonable travel and other expenses actually and properly incurred by him with respect to his duties hereunder and in accordance with any policies adopted by the Company's or HGCSA's Board of Directors, as applicable, as required by such policy.

         8.       TERMINATION.

                  a. The Executive's employment shall be terminated by the Company prior to the expiration of the term of this Agreement, only upon the occurrence of one of the following events:

                           i.       the death of the Executive;

                           ii.      the Total Disability of the Executive; or

                           iii.     for Cause.

                  b. The Executive's employment shall be terminated by the Executive prior to the expiration of the term of this Agreement, only upon the occurrence of one of the following events:

                           i. the voluntary retirement, resignation or termination of this Agreement by the Executive, upon thirty (30) days written notice to the Company; or

                           ii.      Upon a Change in Control of the Company.

                  c.       The following definitions shall apply to this
                           Agreement:

                           i. "Total Disability" means that as of the date of termination, the Executive was unable to perform his duties in the normal and regular manner for either (a) 80% or more of the normal working days during the six full consecutive calendar months most recently ended; or (b) 50% or more of the normal working days during the 12 full consecutive calendar months most recently ended.

                           ii. "Change in Control" means the occurrence of any of the events described in (1) or (2) below, if, as a result thereof, persons who, as of the effective date hereof, constituted the Company's Board of Directors (the "Incumbent Board") cease for any reason, including without limitation as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board of Directors, provided that any persons becoming a director of the Company subsequent to the Effective Date whose nomination or election was approved by at least a majority of the directors then comprising the Incumbent Board shall, for purposes of this Agreement, be considered a member of the Incumbent
                                    Board:

                                    (1)     Any "person" as such term is used in
                                            Sections 13(d) and 14(d)(2) of the
                                            Securities Exchange Act of 1934, as
                                            amended, (the "Act")) becomes a
                                            "beneficial owner" (as such terms is
                                            defined in Rule 13d-3 promulgated
                                            under the Act) (other than the Smith
                                            Family Group (as described in the
                                            most recent proxy statement filed by
                                            the Company with the Securities and
                                            Exchange Commission)) directly or
                                            indirectly, of securities of the
                                            Company representing more than the
                                            greater of (a) twenty percent (20%)
                                            of the combined voting power of the
                                            Company's then outstanding
                                            securities; or (b) the

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                                            percentage of the combined voting
                                            power of the Company's then
                                            outstanding securities as to which
                                            the Smith Family Group is the
                                            beneficial owner; or

                                    (2)     The Smith Family Group becomes the
                                            beneficial owner of less than twenty
                                            percent (20%) of the combined voting
                                            power of the Company's then
                                            outstanding securities.

                           iii. "Cause" means in the good faith judgment of the Company or HGCSA,

                                    (1)     the Executive failed to devote his
                                            time, loyalty, best efforts, skills,
                                            knowledge and ability to the
                                            performance of his duties as
                                            required hereunder;

                                    (2)     committed an act of malfeasance or
                                            failed to render services
                                            exclusively to the Company and HGCSA
                                            as required hereunder;

                                    (3)     engaged in the course of his
                                            employment in acts involving fraud,
                                            acts of dishonesty, acts of moral
                                            turpitude; or

                                    (4)     repeated insubordination or failure
                                            to follow policies established by
                                            the Board of Directors of the
                                            Company or HGCSA, or otherwise
                                            detrimental to the interests of the
                                            Company or HGCSA; or

                                    (5)     conviction of a felony.

         9.       EFFECT OF TERMINATION.

                  a.       i.       In the event the Executive's employment
                                    is terminated prior to the end of the term by the Company due to Total Disability or by the Executive due to a Change in Control, the Executive shall receive a lump sum payment equal to all unpaid amounts payable hereunder for salary and bonus under paragraph 4(a) and (b) and continuation of all benefits provided under paragraph 6 in accordance with the terms thereof.

                           ii. In the event the Executive's employment is terminated prior to the end of the term by the Executive under paragraph 8.b.i., or in the event that the Executive's employment is terminated by the Company or HGCSA for Cause, the Executive shall receive no continuing salary or bonus under paragraph 7, and all amounts payable and benefits hereunder shall terminate, except for pension benefits provided under paragraph 6.b. and payments to the trust described under paragraph 6.c. hereof, which shall continue in accordance with the terms thereof.

                           iii. In the event the Executive' employment is terminated prior to the end of the term due to death, the Executive shall receive no continuing salary or bonus under paragraph 4, and all amounts payable and benefits hereunder shall terminate, except for pension benefits provided under paragraph 6.b., payments to the trust described under paragraph 6.c. hereof, and family health insurance coverage described in the first sentence of paragraph 6.d. hereof, which shall continue in accordance with the terms thereof.

                  b. In the event the parties dispute the Executive's entitlement to the compensation provided under this Section, the parties agree that the issue shall be submitted to binding arbitration under the auspices of the American Arbitration Association in Boston, Massachusetts. Costs of the arbitration shall be borne by the non-prevailing party. The parties agree to be bound by the outcome of such arbitration, and that the final award of arbitration shall be final, binding and nonappealable.

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         10.      NON-COMPETITION; NON-SOLICITATION.

                  a. During the course of the Executive's employment with the Company and HGCSA, and solely by reason of his employment relationship with the Company, he will have access to and have and will continue to gain knowledge of financial and statistical information, business plans and programs, processes, pricing, costs, expansion plans, methods, techniques, marketing and other data relating to customers and suppliers, designs, know-how and business practices of the Company and HGCSA, its subsidiaries and affiliates, and other information which is not generally available to the public (collectively, "Confidential Information"). The Executive acknowledges that the Confidential Information has been developed by the Company and HGCSA at considerable expense. The Executive realizes that the unauthorized disclosure or misuse of Confidential Information could cause irreparable damage to the Company and HGCSA, including the loss of valuable customers. Therefore, the Executive agrees that except in the furtherance of the performance of his duties as an employee of the Company and HGCSA, the Executive will not at any time disclose or communicate to any third party other than employees of the Company and HGCSA authorized to use such information, or use to the detriment of the Company and HGCSA, or for his personal benefit or the benefit of any third party outside of the scope of his employment with the Company and HGCSA, any Confidential Information. The Executive further agrees that he will not remove from the offices of the Company and HGCSA or retain without the written consent of the Company and HGCSA any document, record or any other materials constituting or containing Confidential Information, except as may be reasonably necessary for the performance of his duties as an employee of the Company and HGCSA. Upon the voluntary or involuntary termination of his employment with the Company and HGCSA, he shall return to the Company and HGCSA all documents, records and other materials constituting or containing Confidential Information which he has in his possession.

                  b.       Throughout the term hereof and during the eighteen
                           (18) month period immediately following termination of the Executive's employment with the Company or HGCSA , he shall not directly solicit any employee of the Company or HGCSA.

                  c.       (i)      Throughout the term hereof, or in the case
                           of termination of the Executive's employment with the Company prior to the end of the term for Cause or due to the voluntary termination of this Agreement by Executive, the Executive shall not, directly or indirectly, within the United States and any country in which the Company or HGCSA or any of their subsidiaries or affiliates then engages directly or indirectly in such a business, engage in or own, manage, operate, join, control, be employed by, or participate in the management, operation or control of, or be connected in any manner with any motion picture exhibition business

                           (ii)(A)  For eighteen (18) months after the
                                    termination hereof unless subparagraph (i) applies due to termination for Cause or the voluntary termination by the Executive, the Executive shall not, directly or indirectly within the United States engage in or own, manage, operate, join, control, be employed by, or participate in the management, operation or control of, or be connected in any manner with any motion picture exhibition business.

                                (B) For eighteen (18) months after the
                                    termination hereof unless subparagraph (i) applies due to termination for Cause or the voluntary termination by the Executive, the Executive shall not directly or indirectly within any market area outside of the United States in which the Company, HGCSA or any of their subsidiaries or affiliates engages directly or indirectly in such business, engage in or own, manage, operate, join, control, be employed by, or participate in the management, operation or control of, or be connected in any manner with any motion picture exhibition business. For purposes of this subparagraph, "market area" means any city outside the United States in which the Company or HGCSA or any of their subsidiaries or affiliates engages in the motion picture exhibition business, plus a ten (10) mile radius from any theatre location of the Company or HGCSA or any of their subsidiaries or affiliates located outside of the United States at which operations have commenced, or which commence within eighteen months from


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                                    such termination.

                           (iii) The foregoing provisions shall not prohibit the Executive from owning a minority interest of not more than one percent (1%), including stock options, in such a corporation whose stock is publicly traded.

                  d. The Executive acknowledges that in the event of a breach of the foregoing provisions by the Executive, the Company or HGCSA is not able to be adequately compensated at law and that the provisions hereof shall be specifically enforceable by court order in addition to all other rights and remedies at law or in equity available to the Company or HGCSA for the breach or threatened breach hereof.

                  e. The Executive acknowledges that he has carefully considered the foregoing provisions and having done so, agrees that the restrictions set forth hereinabove, including, but not limited to the time restrictions and the restrictions on his activities, are reasonably required for the protection of the interests of the Company and HGCSA. Notwithstanding the foregoing, if any of the foregoing provisions would be enforceable except for the fact that it is too broad to protect the reasonable interests of the Company and HGCSA, such provisions shall be enforceable only to the extent deemed reasonable by a court of competent jurisdiction to protect the interests of the Company and HGCSA. In the event any of the foregoing provisions shall be modified or reformed, or held to be invalid or unenforceable by a court of competent jurisdiction, the remaining provisions hereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein.

         11. NOTICES. All notices by any party to any other party shall be in writing and shall be deemed to be properly given and delivered if served personally or sent by registered mail addressed to the parties at such place or to such other party or person as may from time to time be designated by written notice.

         12. MISCELLANEOUS. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts. This Agreement shall be binding upon and shall inure to the benefit of the legal representative, successors, heirs and assigns of the parties hereto (provided, however, that the Executive shall not have the right to assign this Agreement in view of its personal nature). All headings and subtitles contained in this Agreement are for the convenience of reference only and are not of substantive effect. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior negotiations and understandings (or any part thereof), written or oral, with respect to the subject matter of this Agreement, including the Original Agreement. There are no oral agreements in connection with this Agreement. Neither this Agreement nor any provision of this Agreement may be waived, terminated, modified or amended orally or by any course of conduct but only by an agreement in writing duly executed by all of the parties. If any article, section, portion, subsection or subportion of this Agreement shall be determined to be unenforceable or invalid, then such article, section, portion, subsection or subportion shall be modified in the letter and spirit of this Agreement to the extent permitted by applicable law so as to be rendered valid, and any such determination shall not affect the remainder of this Agreement, which shall be and shall remain binding and effective as against all parties. The word "Agreement" as used in this Agreement shall be deemed to include any and all renewals of this Agreement. HGCSA shall be deemed a third party beneficiary of the provisions of this Agreement.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                      GC COMPANIES, INC.

                                      By:
                                          Robert A. Smith
                                          President and Chief Operating Officer
                                          Paul R. Del Rossi


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